Exhibit 10.12

Execution Version

ADMINISTRATIVE SERVICES AGREEMENT

BETWEEN

QUINTANA SHIPPING LTD.

AND

QUINTANA MINERALS CORPORATION

TABLE OF CONTENTS

ARTICLE I
DEFINITIONS

Section 1.01 Definitions	1
Section 1.02 Construction	2

ARTICLE II
RETENTION OF MINERALS; SCOPE OF SERVICES

Section 2.01 Retention of Minerals	2
Section 2.02 Scope of Services	2
Section 2.03 Exclusion of Services	3
Section 2.04 Performance of Services by Affiliates	3
Section 2.05 Representations and Warranties of Minerals	3
Section 2.06 Representations and Warranties of the Company	3

ARTICLE III
BOOKS, RECORDS AND REPORTING

Section 3.01 Books and Records	4
Section 3.02 Audits	4
Section 3.03 Reports	4

ARTICLE IV
PAYMENT AMOUNT

Section 4.01 Payment Amount	5
Section 4.02 Payment of Payment Amount	5
Section 4.03 Disputed Charges	5
Section 4.04 Set Off	5
Section 4.05 Minerals Employees	5

ARTICLE V
ASSIGNMENTS AND SUBCONTRACTS

Section 5.01 Assignments	6

ARTICLE VI
TERMINATION

Section 6.01 Termination by the Company	6

ARTICLE VII
GENERAL PROVISIONS

Section 7.01 Notices	6

i

Section 7.02 Entire Agreement; Superseding Effect	7
Section 7.03 Effect of Waiver or Consent	7
Section 7.04 Amendment or Restatement	7
Section 7.05 Restriction on Assignment; Binding Effect	7
Section 7.06 Governing Law; Severability	7
Section 7.07 Further Assurances	7
Section 7.08 Directly or Indirectly	7
Section 7.09 Counterparts	8

ii

ADMINISTRATIVE SERVICES AGREEMENT

This Administrative Services Agreement (this “Agreement”) is dated as of April 4, 2014 (the “Effective Date”), between Quintana Shipping Ltd., a Republic of the Marshall Islands corporation (the “Company”) and Quintana Minerals Corporation, a Texas corporation (“Minerals” and, together with the Company, the “Parties” and each, a “Party”).

RECITALS

A.                                    The Company wishes to engage Minerals to provide certain general and administrative services to the Company.

B.                                    Minerals is willing to undertake such engagement, subject to the terms and conditions of this Agreement.

NOW, THEREFORE, the Company and Minerals agree as follows:

ARTICLE I
DEFINITIONS

Section 1.01                             Definitions.  As used in this Agreement, the following terms have the respective meanings set forth below or set forth in the Sections referred to below:

“Affiliate” shall mean with respect to any Person, any other Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

“Agreement” is defined in the introductory paragraph.

“Bankrupt” with respect to any Person shall mean such Person shall generally be unable to pay its debts as such debts become due, or shall so admit in writing or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against such Person seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), shall remain undismissed or unstayed for a period of 30 days; or such Person shall take any action to authorize any of the actions set forth above.

“Company” is defined in the introductory paragraph.

“Default Rate” shall mean an interest rate (which shall in no event be higher than the rate permitted by applicable law) equal to 300 basis points over LIBOR.

“Effective Date” is defined in the introductory paragraph.

“Governmental Approval” shall mean any material consent, authorization, certificate, permit, right of way grant or approval of any Governmental Authority that is necessary for the ownership and operation of the Company in accordance with applicable Laws.

“Governmental Authority” shall mean any court or tribunal in any jurisdiction or any federal, state, tribal, municipal or local government or other governmental body, agency, authority, department, commission, board, bureau, instrumentality, arbitrator or arbitral body or any quasi-governmental or private body lawfully exercising any regulatory or taxing authority.

“Laws” shall mean any applicable statute, common law, rule, regulation, judgment, order, ordinance, writ, injunction or decree issued or promulgated by any Governmental Authority.

“Minerals” is defined in the introductory paragraph.

“Parties” is defined in the introductory paragraph.

“Payment Amount” is defined in Section 4.01.

“Person” means an individual, corporation, partnership, joint venture, trust, limited liability company, unincorporated organization or other entity.

“Services” is defined in Section 2.02.

Other terms defined herein have the meanings so given them.

Section 1.02                             Construction.  Unless the context requires otherwise: (a) the gender (or lack of gender) of all words used in this Agreement includes the masculine, feminine, and neuter; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; (c) references to money refer to legal currency of the United States of America; and (d) “including” means “including without limitation”.

ARTICLE II
RETENTION OF MINERALS; SCOPE OF SERVICES

Section 2.01                             Retention of Minerals.

(a)                                 The Company hereby engages Minerals to perform the Services (as defined below) and to provide all employees and any facilities and equipment not otherwise provided by the Company necessary to perform the Services. Minerals hereby accepts such engagement and agrees to perform the Services as directed and in the manner specified by the Company and to provide any facilities and equipment not otherwise provided by the Company, and to provide all employees necessary to perform the Services.

Section 2.02                             Scope of Services.  The “Services” shall consist of management, administrative and advisory services, and any other services necessary to assist in conducting the Company’s business, each, as requested by the Company. Services shall include the payment of salaries and benefits and related overhead for employees of Minerals (or any of its Affiliates) designated by the Company in connection with the Services. The Services shall be provided as directed and in the manner specified by the Company. Minerals hereby covenants and agrees that the Services will be performed (i) in accordance with applicable material Governmental Approvals and Laws and (ii) in accordance with industry standards.

Section 2.03                             Exclusion of Services.  At any time, the Company may temporarily or permanently exclude any particular service from the scope of the Services upon 30-days’ notice to Minerals.

Section 2.04                             Performance of Services by Affiliates.  The Parties hereby agree that in discharging its obligations hereunder, Minerals may engage any of its Affiliates to perform the Services (or any part of the Services) on its behalf and that the performance of the Services (or any part of the Services) by any such Affiliate shall be treated as if Minerals performed such Services itself. Notwithstanding the foregoing, nothing contained herein shall relieve Minerals of its obligations hereunder.

Section 2.05                             Representations and Warranties of Minerals.  Minerals hereby represents, warrants and covenants to the Company that the following statements are true and correct as of the date hereof:

(a)                                 Minerals is duly incorporated, validly existing, and in good standing under the laws of the State of Texas; and Minerals has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder;

(b)                                 Minerals has duly executed and delivered this Agreement, and this Agreement constitutes the legal, valid and binding obligation of Minerals, enforceable against it in accordance with its terms (except as may be limited by bankruptcy, insolvency or similar laws of general application and by the effect of general principles of equity, regardless of whether considered at law or in equity); and

(c)                                  the authorization, execution, delivery, and performance of this Agreement by Minerals does not and will not (i) conflict with, or result in a breach, default or violation of, (A) its articles of incorporation or by-laws, (B) any contract or agreement to which it is a party or is otherwise subject, or (C) any law, order, judgment, decree, writ, injunction or arbitral award to which it is subject; or (ii) require any consent, approval or authorization from, filing or registration with, or notice to, any governmental authority or other Person, unless such requirement has already been satisfied, except, in the case of clause (i)(B) and (i)(C), for such conflicts, breaches, defaults or violations that would not have a material adverse effect on Minerals or on its ability to perform its obligations hereunder, and except, in the case of clause (ii), for such consents, approvals, authorizations, filings, registrations or notice, the failure of which to obtain or make would not have a material adverse effect on Minerals or on its ability to perform its obligations hereunder.

Section 2.06                             Representations and Warranties of the Company.  The Company hereby represents, warrants and covenants to Minerals that the following statements are true and correct as of the date hereof:

(a)                                 the Company is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation; the Company has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder;

(b)                                 the Company has duly executed and delivered this Agreement, and this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms (except as may be limited by bankruptcy, insolvency or similar laws of general application and by the effect of general principles of equity, regardless of whether considered at law or in equity); and

(c)                                  the authorization, execution, delivery, and performance of this Agreement by the Company does not and will not (i) conflict with, or result in a breach, default or violation of, (A) its organizational documents, (B) any contract or agreement to which it is a party or is otherwise subject, or (C) any law, order, judgment, decree, writ, injunction or arbitral award to which it is subject; or (ii) require any consent, approval or authorization from, filing or registration with, or notice to, any governmental authority or other Person, unless such requirement has already been satisfied, except, in the case of clause (i)(B) and (i)(C), for such conflicts, breaches, defaults or violations that would not have a material adverse effect on the Company or on its ability to perform their obligations hereunder, and except, in the case of clause (ii), for such consents, approvals, authorizations, filings, registrations or notice, the failure of which to obtain or make would not have a material adverse effect on the Company or on its ability to perform their obligations hereunder.

ARTICLE III
BOOKS, RECORDS AND REPORTING

Section 3.01                             Books and Records.  Minerals shall maintain accurate books and records regarding the performance of the Services and its calculation of the Payment Amount, and shall maintain such books and records for the period required by applicable accounting practices or law.

Section 3.02                             Audits.  The Company shall have the right, upon reasonable notice, and at all reasonable times during usual business hours, to audit, examine and make copies of the books and records referred to in Section 3.01. Such right may be exercised through any agent or employee of the Company designated in writing by it or by an independent public accountant, engineer, attorney or other agent so designated.  The Company shall bear all costs and expenses incurred in any inspection, examination or audit. Minerals shall review and respond in a timely manner to any claims or inquiries made by the Company regarding matters revealed by any such inspection, examination or audit.

Section 3.03                             Reports.  Minerals shall prepare and deliver to the Company any reports provided for in this Agreement and such other reports as the Company may reasonably request from time to time regarding the performance of the Services.

ARTICLE IV
PAYMENT AMOUNT

Section 4.01                             Payment Amount.  Minerals shall invoice the Company monthly at cost for the amount of any direct or indirect expenses incurred by Minerals in connection with its or its Affiliates’ performance of the Services (the “Payment Amount”).

Section 4.02                             Payment of Payment Amount.  The Company shall pay to Minerals the full Payment Amount due under Section 4.01 within 10 days of receipt of an invoice.

Section 4.03                             Disputed Charges.  THE COMPANY MAY, WITHIN 90 DAYS AFTER RECEIPT OF A CHARGE FROM MINERALS, TAKE WRITTEN EXCEPTION TO SUCH CHARGE, ON THE GROUND THAT THE SAME WAS NOT A REASONABLE COST INCURRED BY MINERALS OR ITS AFFILIATES IN CONNECTION WITH THE SERVICES. THE COMPANY SHALL NEVERTHELESS PAY IN FULL WHEN DUE THE FULL PAYMENT AMOUNT OWED TO MINERALS. SUCH PAYMENT SHALL NOT BE DEEMED A WAIVER OF THE RIGHT OF THE COMPANY TO RECOUP ANY CONTESTED PORTION OF ANY AMOUNT SO PAID. HOWEVER, IF THE AMOUNT AS TO WHICH SUCH WRITTEN EXCEPTION IS TAKEN, OR ANY PART THEREOF, IS ULTIMATELY DETERMINED NOT TO BE A REASONABLE COST INCURRED BY MINERALS OR ITS AFFILIATES IN CONNECTION WITH ITS PROVIDING THE SERVICES HEREUNDER, SUCH AMOUNT OR PORTION THEREOF (AS THE CASE MAY BE) SHALL BE REFUNDED BY MINERALS TO THE COMPANY TOGETHER WITH INTEREST THEREON AT THE DEFAULT RATE DURING THE PERIOD FROM THE DATE OF PAYMENT BY THE COMPANY TO THE DATE OF REFUND BY MINERALS.

Section 4.04                             Set Off.  In the event that Minerals owes the Company a sum certain in an uncontested amount under any other agreement, then any such amounts shall be aggregated and the Company and Minerals shall discharge their obligations by netting those amounts against any amounts owed by the Company to Minerals under this Agreement. If the Company or Minerals owes the other party a greater aggregate amount, that party shall pay to the other party the difference between the amounts owed.

Section 4.05                             Minerals Employees.  The obligations under Sections 4.01 and 4.02 shall be limited to reimbursement of Minerals or its Affiliates for expenses directly related to the provision of the Services, which are incurred by Minerals (or its Affiliates) in connection with its employment of individuals engaged in the provision of Services hereunder.  The Company shall not be obligated to pay to Minerals employees directly any compensation, salaries, wages, bonuses, benefits, social security taxes, workers’ compensation insurance, retirement and insurance benefits, training and other such expenses.

ARTICLE V
ASSIGNMENTS AND SUBCONTRACTS

Section 5.01                             Assignments.

(a)                                 Without the prior consent of Minerals, the Company may not sell, assign, transfer or convey any of its rights, or delegate any of its obligations, under this Agreement to any Person.

(b)                                 Without the prior consent of the Company, Minerals may not sell, assign, transfer or convey any of its rights, or delegate any of its obligations, under this Agreement to any Person, other than the delegation of performance of Services to an Affiliate of Minerals as permitted by Section 2.04 and the sale, assignment, transfer or conveyance of its rights hereunder to any such Affiliate.

ARTICLE VI
TERMINATION

Section 6.01                             Termination by the Company.

(a)                                 The Company may terminate this Agreement at any time by giving notice of such termination to Minerals. Any termination under this Section 6.01(a) shall become effective 30 days after delivery of such notice, or such later time (not to exceed the first anniversary of the delivery of such notice) as may be specified by the Company.

(b)                                 If this Agreement is terminated in accordance with this Section 6.01, all rights and obligations under this Agreement shall cease except for (i) obligations that expressly survive termination of this Agreement; (ii) liabilities and obligations that have accrued prior to such termination, including the obligation to pay any amounts that have become due and payable prior to such termination, and (iii) the obligation to pay any portion of the Payment Amount that has accrued prior to such termination, even if such portion has not become due and payable at that time.

ARTICLE VII
GENERAL PROVISIONS

Section 7.01                             Notices.  Except as expressly set forth to the contrary in this Agreement, all notices, requests or consents provided for or permitted to be given under this Agreement must be in writing and must be delivered to the recipient in person, by courier or mail or by facsimile, telegram, telex, cablegram or similar transmission; and a notice, request or consent given under this Agreement is effective on receipt by the Party to receive it; provided, however, that a facsimile or other electronic transmission that is transmitted after the normal business hours of the recipient shall be deemed effective on the next business day. All notices, requests and consents to be sent to Minerals must be sent to or made at the address given below for Minerals. All notices, requests and consents (including copies thereof) to be sent to the Company must be sent to or made at the address given below for the Company.

Address for Notices:	Company:	Minerals:

	Quintana Shipping Ltd.	Quintana Minerals Corporation
	5 Xenial Street, 6th Floor	601 Jefferson, Suite 3600
	Kifissia 14562 Greece	Houston, Texas 77002
	Attention: Vicky Poziopoulou	Attention: Dwight Dunlap

Section 7.02                             Entire Agreement; Superseding Effect.  This Agreement constitutes the entire agreement of the Parties relating to the matters contained herein, superseding all prior contracts or agreements, whether oral or written, relating to the matters contained herein.

Section 7.03                             Effect of Waiver or Consent.  Except as otherwise provided in this Agreement, a waiver or consent, express or implied, to or of any breach or default by any Party in the performance by that Party of its obligations under this Agreement is not a consent or waiver to or of any other breach or default in the performance by that Party of the same or any other obligations of that Party under this Agreement. Except as otherwise provided in this Agreement, failure on the part of a Party to complain of any act of another Party or to declare another Party in default under this Agreement, irrespective of how long that failure continues, does not constitute a waiver by that Party of its rights with respect to that default until the applicable statute-of-limitations period has run.

Section 7.04                             Amendment or Restatement.  This Agreement may be amended or restated only by a written instrument executed by each of the Parties.

Section 7.05                             Restriction on Assignment; Binding Effect.  This Agreement is binding on and shall inure to the benefit of the Parties and their respective successors and permitted assigns.

Section 7.06                             Governing Law; Severability.  THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, EXCLUDING ANY CONFLICT-OF-LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE CONSTRUCTION OR THE INTERPRETATION OF THIS AGREEMENT TO THE LAW OF ANOTHER JURISDICTION. If any provision of this Agreement or the application thereof to any Person or any circumstance is held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

Section 7.07                             Further Assurances.  In connection with this Agreement and the transactions contemplated hereby, each Party shall execute and deliver any additional documents and instruments and perform any additional acts that may be reasonably necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions.

Section 7.08                             Directly or Indirectly.  Where any provision of this Agreement refers to action to be taken by any Party, or which such Party is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Party, including actions taken by or on behalf of any Affiliate of such Party.

Section 7.09          Counterparts.  This Agreement may be executed in counterparts with the same effect as if each signing party had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.

QUINTANA SHIPPING LTD.

By:	/s/ Eleftherios A. Papatrifon
Name:	Eleftherios A. Papatrifon
Title:	Chief Executive Officer

Signature Page to Administrative Services Agreement

QUINTANA MINERALS CORPORATION

By:	/s/ Dwight L. Dunlap
Name:	Dwight L. Dunlap
Title:	Vice President and Treasurer

Signature Page to Administrative Services Agreement